UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

NATIONAL AUTOMATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-53755	26-1639141
(Commission File Number)	(IRS Employer Identification No.)

2470 St. Rose Parkway Suite 311, Henderson	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 487-6274

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of the amended 8K is to clarify and update the disclosure contained in Item 8.01 relating to our October 20, 2009 press release. A new press release dated March 26, 2010 has been issued reflecting this clarified and updated information

Item 8.01 Other Events

Contract with City of Glendale

On October 20, 2009, National Automation Services, Inc. issued a press release reporting that it was awarded a contract by the City of Glendale

On March 26, 2010, National Automation Services, Inc. issued a new press release updating and clarifying the information contained in the October 20th press release.  The new press release states that NAS received a contract “… for the City of Glendale located in Arizona to construct the automation systems for “Oasis Water Campus Central Control Station” located NW of Phoenix (the “Project”).  The total actual Contract award is at a value of $433,000.00 and was directly received by NAS from the General and Electrical Contractors for the Project.” The contract is within the normal course of the Company’s business   A copy of this press release is attached to this Current Report on Form 8-K/A as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of National Automation Services, Inc. dated March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AUTOMATION SERVICES, INC.

(Registrant)

Date:

March 26, 2010

By:    /s/ Robert W. Chance

Name:  Robert W. Chance

Title: President and Chief Executive Officer

By:    /s/ Jeremy W. Briggs

Name:  Jeremy W. Briggs

Title: V.P. /Chief Accounting Officer

(Principal Financial Officer)